Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

June 30, 2009

TABLE OF CONTENTS

1.	Second Quarter 2009 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Real Estate Status Report	15

6.	Retail Leasing Summary	17

7.	Lease Expirations	18

8.	Portfolio Leased Statistics	19

9.	Summary of Top 25 Tenants	20

10.	Reconciliation of Net Income to FFO Guidance	21

11.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	22
	Summary of Outstanding Debt and Debt Maturities	23
	Real Estate Status Report	24

12.	Glossary of Terms	25

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 26, 2009 and amended on June 25, 2009, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2009 and amended on June 25, 2009.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2009 OPERATING RESULTS

ROCKVILLE, Md. (August 4, 2009) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2009.

Financial Results

Federal Realty reported funds from operations available for common shareholders (FFO) of $57.4 million or $0.97 per diluted share, and net income available for common shareholders of $28.3 million or earnings per diluted share of $0.48 for the second quarter 2009. For the six months ended June 30, 2009, Federal Realty reported FFO of $95.4 million, or $1.61 per diluted share. Net income available for common shareholders was $38.6 million and earnings per diluted share was $0.65 for the six months ended June 30, 2009. Excluding the litigation provision, year-to-date FFO was $116.1 million, or $1.95 per diluted share, versus $111.7 million, or $1.89 per diluted share, for the same six-month period in 2008. Net income available for common shareholders excluding the litigation provision was $59.4 million and earnings per diluted share was $1.00 for the six months ended June 30, 2009 versus $58.7 million and $0.99, respectively, for the same six-month period in 2008.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income attributable to the Trust is attached to this press release.

Portfolio Results

In second quarter 2009, same-center property operating income increased 1.6% over second quarter 2008. When redevelopment and expansion properties are excluded from same-center results, property operating income for second quarter 2009 decreased 1.4% compared to second quarter 2008.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2009 OPERATING RESULTS

August 4, 2009

The overall portfolio was 94.0% leased as of June 30, 2009, compared to 94.2% on March 31, 2009 and 95.8% on June 30, 2008. Federal Realty’s same-center portfolio was 94.2% leased on June 30, 2009, compared to 94.5% on March 31, 2009 and 96.1% on June 30, 2009.

During the second quarter of 2009, Federal Realty signed 71 leases for 319,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 315,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 16%. The average contractual rent on this comparable space for the first year of the new leases is $26.87 per square foot, compared to the average contractual rent of $23.25 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 29% for second quarter 2009. As of June 30, 2009, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $21.93 per square foot.

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees increased the dividend rate on its common shares, declaring a regular quarterly cash dividend of $0.66 per share, resulting in an indicated annual rate of $2.64 per share, an increase of $0.04 annually or 1.5%. The regular common dividend will be payable on October 15, 2009, to common shareholders of record as of September 23, 2009. This increase represents the 42nd consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.

“We believe that a cash dividend is essential to most REIT investors and we are proud to not only continue to pay a quarterly dividend in cash, but to increase that dividend for the 42nd consecutive year,” said Donald C. Wood, president and chief executive officer of the Trust. “We would not be able to continue this record without a consistent earnings stream which comes from owning the highest quality properties with a steady focus on core operations. In addition, we have demonstrated significant access to capital which has strengthened our balance sheet and provides us the ability to pursue future growth opportunities.”

Guidance

Federal Realty narrowed guidance, excluding the provision for litigation, for 2009 FFO per diluted share to a range of $3.82 to $3.87, and provided 2009 earnings per diluted share guidance of $1.91 to $1.96.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2009 OPERATING RESULTS

August 4, 2009

Summary of Other Quarterly Activities and Recent Developments

•

June 4, 2009 – Completed a cash tender offer for its outstanding 8.75% Notes due 2009 (CUSIP No.313747AG2), purchasing an aggregate of $40,266,000 principal amount of the Securities (representing 24.6% of the outstanding Securities). The consideration paid for the Securities was $1,020 per $1,000 in principal amount, plus accrued and unpaid interest to, but not including, June 4, 2009. The aggregate consideration paid for the Securities tendered, exclusive of accrued interest and transaction costs, was approximately $41.1 million.

•	June 4, 2009 – Closed on a $139 million five-year loan secured by four retail assets located in Northern Virginia at an effective annual rate of 7.7%.

•

May 4, 2009 – Closed a new $372 million unsecured term loan, proceeds of which were utilized to retire the Trust’s outstanding $200 million unsecured term loan, pay down the outstanding balance on our revolving credit facility, and provide capital to retire the 8.75% Notes due December 1, 2009. The term loan, which bears interest at an annual rate of LIBOR (subject to a 1.5% floor) plus 300 basis points, will mature in July 2011. The term loan was increased from its initial size of $200 million, reflecting significant demand from high-quality financial institutions for the Trust’s credit at market leading terms.

•	April 14, 2009 – Closed a $24.1 million, ten-year loan secured by Rollingwood Apartments in Silver Spring, Maryland at an effective annual interest rate of 5.7%.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2009 earnings conference call, which is scheduled for August 5, 2009, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 783-2143 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online Webcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through September 3, 2009, by dialing (888) 286-8010 and using the passcode 10487453.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2009 OPERATING RESULTS

August 4, 2009

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.2 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 94.0% leased to national, regional, and local retailers as of June 30, 2009, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 42 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 26, 2009 and amended on June 25, 2009, and include the following:

¿	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

¿

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

¿	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

¿

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

¿	risks that our growth will be limited if we cannot obtain additional capital;

¿

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to close any pending financing activities, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

¿

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 26, 2009 and amended on June 25, 2009.

Federal Realty Investment Trust

Summarized Income Statements

June 30, 2009

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$126,090	$122,970	$253,296	$244,710
Other property income	2,941	4,624	5,544	8,010
Mortgage interest income	1,307	1,118	2,574	2,234

Total revenue	130,338	128,712	261,414	254,954

Expenses
Rental expenses	25,080	26,183	53,777	53,446
Real estate taxes	14,821	14,112	28,653	26,440
General and administrative	5,276	7,118	10,421	14,060
Litigation provision	125	—	20,757	—
Depreciation and amortization	29,633	27,784	58,225	53,174

Total operating expenses	74,935	75,197	171,833	147,120

Operating income	55,403	53,515	89,581	107,834

Other interest income	260	208	350	547
Interest expense	(25,830)	(24,476)	(49,413)	(48,829)
Early extinguishment of senior notes	(982)	—	(968)	—
Income from real estate partnership	399	442	601	773

Income from continuing operations	29,250	29,689	40,151	60,325

Discontinued operations
Income from discontinued operations	161	694	218	1,376
Gain on sale of real estate from discontinued operations	383	—	1,298	—

Results from discontinued operations	544	694	1,516	1,376

Net income	29,794	30,383	41,667	61,701
Net income attributable to noncontrolling interests	(1,377)	(1,409)	(2,766)	(2,741)

Net income attributable to the Trust	28,417	28,974	38,901	58,960

Dividends on preferred stock	(135)	(135)	(271)	(271)

Net income available for common shareholders	$28,282	$28,839	$38,630	$58,689

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.47	$0.48	$0.62	$0.98
Discontinued operations	0.01	0.01	0.03	0.02

	$0.48	$0.49	$0.65	$1.00

Weighted average number of common shares, basic	58,917	58,636	58,882	58,570

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.47	$0.48	$0.62	$0.97
Discontinued operations	0.01	0.01	0.03	0.02

	$0.48	$0.49	$0.65	$0.99

Weighted average number of common shares, diluted	59,042	58,906	59,004	58,843

Federal Realty Investment Trust

Summarized Balance Sheets

June 30, 2009

	June 30, 2009	December 31, 2008
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,576,472	$3,567,035
Construction-in-progress	131,506	106,650

	3,707,978	3,673,685
Less accumulated depreciation and amortization	(889,316)	(846,258)

Net real estate	2,818,662	2,827,427

Cash and cash equivalents	170,059	15,223
Accounts and notes receivable	68,726	73,688
Mortgage notes receivable	48,464	45,780
Investment in real estate partnership	28,801	29,252
Prepaid expenses and other assets	100,244	101,406

TOTAL ASSETS	$3,234,956	$3,092,776

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$607,291	$452,810
Notes payable	383,828	336,391
Senior notes and debentures	905,114	956,584
Accounts payable and other liabilities	223,994	200,037

Total liabilities	2,120,227	1,945,822

Shareholders’ equity
Preferred stock	9,997	9,997
Common shares and other shareholders’ equity	1,072,919	1,104,605

Total shareholders’ equity of the Trust	1,082,916	1,114,602
Noncontrolling interest	31,813	32,352

Total shareholders’ equity	1,114,729	1,146,954

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,234,956	$3,092,776

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

June 30, 2009

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income attributable to the Trust	$28,417	$28,974	$38,901	$58,960
Gain on sale of real estate	(383)	—	(1,298)	—
Depreciation and amortization of real estate assets	26,563	25,050	51,999	48,000
Amortization of initial direct costs of leases	2,515	2,283	5,182	4,305
Depreciation of joint venture real estate assets	337	331	691	661

Funds from operations	57,449	56,638	95,475	111,926
Dividends on preferred stock	(135)	(135)	(271)	(271)
Income attributable to operating partnership units	241	231	484	463
Income attributable to unvested shares	(189)	(201)	(314)	(389)

FFO (2)	57,366	56,533	95,374	111,729
Litigation provision, net of allocation to unvested shares (2)	124	—	20,689	—

FFO excluding litigation provision (2)	$57,490	$56,533	$116,063	$111,729

FFO per diluted share (3)	$0.97	$0.95	$1.61	$1.89
Litigation provision per diluted share (2)	—	—	0.34	—

FFO per diluted share excluding litigation provision (2) (3)	$0.97	$0.95	$1.95	$1.89

Weighted average number of common shares, diluted	59,414	59,284	59,377	59,222

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$19,138	$21,488	$39,965	$50,410
Tenant improvements and incentives	1,310	3,974	5,077	9,383

Total non-maintenance capital expenditures	20,448	25,462	45,042	59,793
Maintenance capital expenditures	1,865	2,819	3,185	5,355

Total capital expenditures	$22,313	$28,281	$48,227	$65,148

Dividends and Payout Ratios

Regular common dividends declared	$38,444	$35,931	$76,848	$71,782
Dividend payout ratio as a percentage of FFO	67%	64%	81%	64%
Dividend payout ratio as a percentage of FFO excluding litigation provision (3)	67%	64%	66%	64%

Notes:

(1)	See Glossary of Terms.
(2)	For the three and six months ended June 30, 2009, FFO includes a $0.1 million and a $20.8 million, respectively, charge for litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and appeal process. FFO excluding litigation provision excludes this charge.
(3)	Effective January 1, 2009, we adopted FSP EITF No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”, and consequently have calculated FFO per diluted share under the two-class method, as defined in SFAS No. 128, for all periods presented. The implementation resulted in a decrease of $0.01 to FFO per diluted share for the three months ended June 30, 2008.

Federal Realty Investment Trust

Market Data

June 30, 2009

	June 30,
	2009	2008
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	59,157	58,904
Market price per common share	$51.52	$69.00

Common equity market capitalization	$3,047,769	$4,064,376

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$3,057,769	$4,074,376

Total debt (3)	1,896,233	1,665,934

Total market capitalization	$4,954,002	$5,740,310

Total debt to market capitalization at then current market price	38%	29%

Total debt to market capitalization at constant common share price of $69.00	32%	29%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	80%	98%
Variable rate debt	20%	2%

	100%	100%

Notes:

(1)	Amounts do not include 371,260 and 376,260 Operating Partnership Units outstanding at June 30, 2009 and 2008, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.4 million which is the Trust’s 30% share of the total mortgages payable of $81.3 million and $81.5 million at June 30, 2009 and 2008, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

Federal Realty Investment Trust

Components of Rental Income

June 30, 2009

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$93,256	$90,985	$186,772	$180,528
Residential (2)	5,345	4,112	10,617	8,125
Cost reimbursements	24,395	24,774	49,973	49,281
Percentage rents	1,146	1,751	2,647	4,130
Other	1,948	1,348	3,287	2,646

Total rental income	$126,090	$122,970	$253,296	$244,710

Notes:

(1)	Minimum rents include $1.2 million and $1.4 million for the three months ended June 30, 2009 and 2008, respectively, and $2.6 million and $2.9 million for the six months ended June 30, 2009 and 2008, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.4 million and $0.7 million for the three months ended June 30, 2009 and 2008, respectively, and $0.7 million and $1.3 million for the six months ended June 30, 2009 and 2008, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS No. 141.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Arlington East (Bethesda Row). The first rental units at Arlington East were delivered and became rent paying in May 2008.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

June 30, 2009

	Maturity date	Stated interest rate as of June 30, 2009	Balance as of June 30, 2009		Weighted average effective rate at June 30, 2009 (i)
			(in thousands)
Mortgage loans (a)
Secured fixed rate
Federal Plaza	06/01/11	6.750%	$32,828
Tysons Station	09/01/11	7.400%	5,986
Courtyard Shops	07/01/12	6.870%	7,626
Bethesda Row	01/01/13	5.370%	19,996
Bethesda Row	02/01/13	5.050%	4,371
White Marsh Plaza (b)	04/01/13	6.040%	9,993
Crow Canyon	08/11/13	5.400%	21,016
Idylwood Plaza	06/05/14	7.500%	16,910
Leesburg Plaza	06/05/14	7.500%	29,423
Loehmann’s Plaza	06/05/14	7.500%	38,047
Pentagon Row	06/05/14	7.500%	54,619
Melville Mall (c)	09/01/14	5.250%	24,124
THE AVENUE at White Marsh	01/01/15	5.460%	59,485
Barracks Road	11/01/15	7.950%	41,011
Hauppauge	11/01/15	7.950%	15,460
Lawrence Park	11/01/15	7.950%	29,069
Wildwood	11/01/15	7.950%	25,551
Wynnewood	11/01/15	7.950%	29,624
Brick Plaza	11/01/15	7.415%	30,348
Rollingwood Apartments	05/01/19	5.540%	24,028
Shoppers’ World	01/31/21	5.910%	5,800
Mount Vernon (d)	04/15/28	5.660%	11,471
Chelsea	01/15/31	5.360%	8,025

Subtotal			544,811
Net unamortized discount			(414)

Total mortgage loans			544,397		6.98%

Notes payable
Unsecured fixed rate
Other	04/01/12	6.500%	1,355
Perring Plaza renovation	01/31/13	10.000%	1,073
Unsecured variable rate
Revolving credit facility (e)	07/27/10	LIBOR + 0.425%	—
Term loan (f)	07/27/11	LIBOR + 3.000%	372,000
Escondido (Municipal bonds) (g)	10/01/16	0.481%	9,400

Total notes payable			383,828		5.38%	(j)

Senior notes and debentures
Unsecured fixed rate
8.75% notes (h)	12/01/09	8.750%	123,589
4.50% notes	02/15/11	4.500%	75,000
6.00% notes	07/15/12	6.000%	175,000
5.40% notes	12/01/13	5.400%	135,000
5.65% notes	06/01/16	5.650%	125,000
6.20% notes	01/15/17	6.200%	200,000
7.48% debentures	08/15/26	7.480%	29,200
6.82% medium term notes	08/01/27	6.820%	40,000

Subtotal			902,789
Net unamortized premium			2,325

Total senior notes and debentures			905,114		6.28%

Capital lease obligations
Various	Various through 2106	Various	62,894		6.94%

Total debt and capital lease obligations			$1,896,233

Total fixed rate debt and capital lease obligations			$1,514,833	80%	6.56%
Total variable rate debt			381,400	20%	5.36%	(j)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,896,233	100%	6.32%

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Operational Statistics
Excluding litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (k) (l)	2.93x	3.04x	3.09x	3.00x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k) (l)	2.92x	3.04x	3.06x	3.00x
Including litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.93x	3.04x	2.71x	3.00x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.91x	3.04x	2.68x	3.00x

Notes:

(a)	Mortgage loans do not include our 30% share ($24.4 million) of the $81.3 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The maximum amount drawn under our revolving credit facility during the three and six months ended June 30, 2009 was $156.0 million and $172.5 million, respectively. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 0.96% and 1.37% for the three and six months ended June 30, 2009, respectively. This credit facility matures on July 27, 2010, subject to a one-year extension at our option.
(f)	The $372 million term loan bears interest at LIBOR, subject to a 1.5% floor, plus 300 basis points. The weighted average effective interest rate, before amortization of debt fees, was 4.63% for the period from the inception of the loan of May 4, 2009 through June 30, 2009.
(g)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(h)	On various dates from January 12, 2009 to April 1, 2009, we purchased and retired $11.1 million of our 8.75% notes. On June 4, 2009, we purchased and retired $40.3 million of our 8.75% notes as a part of a cash tender offer whereby we repaid the note at a 2% premium to par value. These notes were repaid with funds borrowed on our $300 million revolving credit facility and our $372 million term loan.
(i)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.
(j)	The weighted average effective interest rate excludes $0.1 million in quarterly financing fees on our revolving credit facility which had a $0 balance on June 30, 2009.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $0.4 million and $1.3 million in gain on sale for the three and six months ended June 30, 2009, respectively. Fixed charges include a $1.0 million net loss on early extinguishment of senior notes for the three and six months ended June 30, 2009, primarily related to the cash tender offer for our 8.75% senior notes. Adjusted EBITDA is reconciled to net income attributable to the Trust in the Glossary of Terms.
(l)	Adjusted to exclude a $0.1 million and $20.8 million litigation provision charge for the three and six months ended June 30, 2009, respectively, related to litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and the appeal process.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2009

DEBT MATURITIES

(in thousands)

The following table reflects contractual debt maturities as of June 30, 2009. The pro-forma total debt maturity columns reflect repayment of the $123.6 million of 8.75% notes that are due on December 1, 2009 using proceeds we received from the $535 million of financings executed during the three months ended June 30, 2009, $170 million of which was held as cash on our balance sheet as of June 30, 2009.

	As of June 30, 2009					Pro-forma
Year	Scheduled Amortization	Maturities		Total		Maturities	Total
2009	$5,279	$123,589		$128,868		$—	$5,279
2010	12,235	—	(1)	12,235		—	12,235
2011	12,438	484,252		496,690		484,252	496,690
2012	12,691	181,916		194,607		181,916	194,607
2013	11,853	196,893		208,746		196,893	208,746
2014	10,225	147,864		158,089		147,864	158,089
2015	6,858	198,391		205,249		198,391	205,249
2016	2,902	134,400		137,302		134,400	137,302
2017	3,110	200,000		203,110		200,000	203,110
2018	3,321	—		3,321		—	3,321
Thereafter	53,067	93,038		146,105		93,038	146,105

Total	$133,979	$1,760,343		$1,894,322	(2)	$1,636,754	$1,770,733

Notes:

(1)	Our $300 million four-year revolving credit facility matures on July 27, 2010, subject to a one-year extension at our option. As of June 30, 2009, there was $0 drawn under this credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of June 30, 2009.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

June 30, 2009

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2009 (3) (5)
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16	$14
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above	9%	$8	$9
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$4

Subtotal: Projects Anticipated to Stabilize in 2009 (3) (4) (5)			12%	$31	$27

Projects Anticipated to Stabilize in 2010 (3)
Santana Row	San Jose, CA	5-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	8%	$42	$28
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	10%	$2	$0
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center and 2 additional ground level retail spaces.	10%	$14	$3

Subtotal: Projects Anticipated to Stabilize in 2010 (3) (4)			9%	$58	$31

Total: Projects Anticipated to Stabilize in 2009 and 2010 (3) (4)			10%	$89	$58

Potential future redevelopment pipeline includes (6):

Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Barracks Road	Charlottesville, VA	Anchor expansion, pad re-tenanting, façade renovation, and site improvements
Bethesda Row	Bethesda, MD	Acquire and develop ground floor retail space in a new Class A office building
Brick Plaza	Brick, NJ	Redevelopment and expansion of existing pad site, plus additional pad site
Crossroads	Highland Park, IL	Backfill vacant anchor space and 3 small shop spaces with LA Fitness, and add a bank pad.
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop renovation, and site improvements
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Huntington	Huntington, NY	Pad site additions
Langhorne	Levittown, PA	Pad site addition
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Troy	Parsippany, NJ	Pad site addition
Westgate	San Jose, CA	Convert 30,000 square feet of basement space to leasable area

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Excludes $55 million of development capital at Linden Square, anticipated at acquisition of this in-process development.
(6)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD- VA	1993-2006/2008	$187,856	$25,398	519,000	95%	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	70,163		334,000	96%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,229		37,000	87%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,906		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	61,909	32,828	248,000	97%			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,390		119,000	66%			Borders / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	24,080		209,000	76%			Bed, Bath & Beyond / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,702	16,910	73,000	89%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,811		386,000	100%	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	34,472	29,423	236,000	98%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,618	38,047	268,000	95%	58,000	Giant Food	Bally Total Fitness / Loehmann’s
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	44,565		309,000	98%			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	77,351	11,471	565,000	95%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,803		92,000	93%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	28,181		227,000	99%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998	87,866	54,619	296,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW / Cost Plus World Market
Pike 7		Washington, DC-MD-VA	1997	34,843		164,000	95%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	21,153		248,000	73%	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,076		182,000	95%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,332	24,028	N/A	95%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,079		49,000	91%			Petco
Tower		Washington, DC-MD-VA	1998	20,028		112,000	69%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,668	5,986	49,000	98%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	51,478	6,275	244,000	98%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,553	25,551	84,000	97%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		973,112		5,194,000	93%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,080		267,000	94%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,183		282,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,679		268,000	99%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,882		111,000	89%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,378		191,000	85%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	18,992		216,000	97%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,630	29,069	353,000	98%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,606		285,000	89%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,359		125,000	81%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,161		216,000	97%			Barnes & Noble / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	36,347	29,624	255,000	97%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		261,297		2,569,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,556		68,000	99%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	64,969	21,016	242,000	95%	58,000	Save Mart	Loehmann’s / Rite Aid
Escondido	(7)	San Diego, CA	1996	28,627		222,000	95%			Cost Plus World Market / TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	95%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,423		23,000	50%
Hollywood Blvd	(8)	Los Angeles-Long Beach, CA	1999	37,669		153,000	85%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,581		79,000	100%	25,000	Lunardi’s Super Market	CVS
Old Town Center		San Jose, CA	1997	34,056		96,000	95%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	528,461		565,000	97%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,288		211,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,315		645,000	95%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,553		102,000	98%			Brooks Brothers / H & M

		Total California		972,467		2,457,000	95%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	56,721	30,348	409,000	100%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,098		46,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	69,125		403,000	97%	15,000	Island of Gold	Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,844	15,460	133,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,658		292,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,631	24,124	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	103,836	50,681	501,000	93%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	24,743		207,000	86%	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		397,656		2,239,000	97%

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
New England
Assembly Square		Boston-Cambridge-Quincy, MA-NH	2005-2008	147,586		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	29,073	8,025	222,000	91%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	31,439		242,000	89%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006-2007	141,927		217,000	84%	50,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,659		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,701		171,000	94%	55,000	Super Stop & Shop	Kmart

		Total New England		388,753		1,381,000	93%
Baltimore
Governor Plaza		Baltimore, MD	1985	22,025		269,000	100%	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	26,770		401,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(10)	Baltimore, MD	2007	94,560	59,485	298,000	99%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,568		52,000	100%
White Marsh Plaza		Baltimore, MD	2007	24,927	9,993	80,000	98%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	28,893		49,000	100%

		Total Baltimore		224,743		1,149,000	99%
Chicago
Crossroads		Chicago, IL	1993	23,866		173,000	67%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	31,309		315,000	97%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	11,536		140,000	100%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,699		129,000	90%	77,000	Dominick’s

		Total Chicago		80,410		757,000	90%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	38,792	7,626	130,000	94%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	53,858		178,000	94%	44,000	Winn Dixie	CVS

		Total South Florida		92,650		308,000	93%
Other
Barracks Road		Charlottesville, VA	1985	45,392	41,011	488,000	94%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	27,336		272,000	84%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	25,655		153,000	99%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,674		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,936		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	69,550		196,000	78%			Hotel Valencia
Lancaster	(11)	Lancaster, PA	1980	10,905	4,907	107,000	98%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	29,549	5,800	169,000	95%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	75,893		476,000	86%	60,000	Kroger	Old Navy / Staples / Ross

		Total Other		316,890		2,114,000	91%

Grand Total				$3,707,978	$607,705	18,168,000	94%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	The Trust has a 70% ownership interest in the property.
(8)	The Trust has a 90% ownership interest in the property.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(11)	Property subject to capital lease obligation.

Federal Realty Investment Trust

Retail Leasing Summary (1)

June 30, 2009

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2009	69	100%	315,214	$26.87	$23.25	$1,141,114	16%	29%	5.9	$1,194,192	$3.79
1st Quarter 2009	68	100%	232,105	$31.42	$26.99	$1,029,234	16%	26%	6.1	$2,413,756	$10.40
4th Quarter 2008	74	100%	329,622	$21.62	$19.18	$803,054	13%	24%	5.0	$1,733,441	$5.26
3rd Quarter 2008	68	100%	351,310	$25.03	$20.28	$1,669,056	23%	42%	7.8	$2,728,958	$7.77

Total - 12 months	279	100%	1,228,251	$25.79	$22.01	$4,642,458	17%	31%	6.3	$8,070,347	$6.57

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2009	26	38%	73,693	$24.27	$27.68	$(251,200)	-12%	6%	6.8	$1,194,192	$16.20
1st Quarter 2009	24	35%	73,535	$32.54	$32.28	$19,630	1%	12%	9.2	$2,398,456	$32.62
4th Quarter 2008	15	20%	67,903	$28.76	$24.20	$309,271	19%	37%	8.7	$1,583,441	$23.32
3rd Quarter 2008	26	38%	93,768	$43.16	$29.76	$1,257,073	45%	65%	9.0	$2,224,958	$23.73

Total - 12 months	91	33%	308,899	$32.96	$28.64	$1,334,774	15%	32%	8.6	$7,401,047	$23.96

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2009	43	62%	241,521	$27.66	$21.89	$1,392,314	26%	38%	5.6	$—	$—
1st Quarter 2009	44	65%	158,570	$30.90	$24.53	$1,009,604	26%	35%	4.6	$15,300	$0.10
4th Quarter 2008	59	80%	261,719	$19.76	$17.88	$493,783	11%	20%	3.6	$150,000	$0.57
3rd Quarter 2008	42	62%	257,542	$18.43	$16.83	$411,983	10%	25%	6.7	$504,000	$1.96

Total - 12 months	188	67%	919,352	$23.38	$19.79	$3,307,684	18%	30%	5.1	$669,300	$0.73

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2009	71	318,703	$27.03	5.9	$1,503,836	$4.72
1st Quarter 2009	69	233,172	$31.35	6.1	$2,430,940	$10.43
4th Quarter 2008	78	334,127	$21.92	5.0	$1,898,706	$5.68
3rd Quarter 2008	76	369,323	$26.12	8.1	$3,721,035	$10.08

Total - 12 months	294	1,255,325	$26.21	6.4	$9,554,517	$7.61

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

June 30, 2009

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	75,000	1%	$18.75	385,000	5%	$26.53	461,000	3%	$25.20
2010	516,000	5%	$11.67	833,000	11%	$28.70	1,349,000	8%	$22.18
2011	869,000	9%	$13.89	1,132,000	15%	$30.48	2,001,000	12%	$23.27
2012	978,000	10%	$13.16	1,097,000	15%	$30.99	2,074,000	12%	$22.60
2013	1,100,000	11%	$15.15	1,012,000	14%	$31.58	2,111,000	12%	$23.04
2014	1,398,000	15%	$15.68	755,000	10%	$32.16	2,153,000	13%	$21.46
2015	571,000	6%	$15.23	515,000	7%	$28.09	1,086,000	6%	$21.33
2016	464,000	5%	$17.42	442,000	6%	$30.88	905,000	5%	$24.01
2017	648,000	7%	$17.14	406,000	5%	$30.68	1,054,000	6%	$22.35
2018	640,000	7%	$11.35	298,000	4%	$34.84	938,000	6%	$18.81
Thereafter	2,309,000	24%	$16.58	540,000	8%	$33.85	2,849,000	17%	$19.85

Total (3)	9,568,000	100%	$15.09	7,415,000	100%	$30.76	16,981,000	100%	$21.93

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	59,000	1%	$18.68	247,000	3%	$26.38	306,000	2%	$24.90
2010	166,000	2%	$11.46	530,000	7%	$29.68	696,000	4%	$25.33
2011	203,000	2%	$9.03	654,000	9%	$29.05	858,000	5%	$24.28
2012	218,000	2%	$16.15	635,000	9%	$32.12	853,000	5%	$28.04
2013	173,000	2%	$13.29	526,000	7%	$32.13	698,000	4%	$27.51
2014	225,000	2%	$10.20	508,000	7%	$33.55	732,000	4%	$26.42
2015	134,000	1%	$18.04	407,000	5%	$27.43	541,000	3%	$25.10
2016	205,000	2%	$18.70	426,000	6%	$31.90	630,000	4%	$27.66
2017	152,000	2%	$24.42	542,000	7%	$30.27	695,000	4%	$28.95
2018	305,000	3%	$14.59	456,000	6%	$34.98	761,000	4%	$26.80
Thereafter	7,728,000	81%	$15.14	2,484,000	34%	$30.35	10,211,000	61%	$18.84

Total (3)	9,568,000	100%	$15.09	7,415,000	100%	$30.76	16,981,000	100%	$21.93

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2009.
(3)	Represents occupied square footage as of June 30, 2009.

Federal Realty Investment Trust

Portfolio Leased Statistics

June 30, 2009

Overall Portfolio Statistics (1)

	At June 30, 2009			At June 30, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,168,000	17,084,000	94.0%	18,399,000	17,634,000	95.8%
Residential Properties (3) (units)	903	871	96.5%	723	692	95.7%

Same Center Statistics (1)

	At June 30, 2009			At June 30, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	16,946,000	15,961,000	94.2%	17,207,000	16,543,000	96.1%
Residential Properties (3) (units)	723	694	96.0%	723	692	95.7%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio and Same Center statistics at June 30, 2009 and 2008 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Overall portfolio statistics as of June 30, 2009, include the 180 residential units at Arlington East (Bethesda Row) which were first delivered in May 2008 and continued to be delivered through 2008.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

June 30, 2009

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$9,751,000		2.62%	647,000		3.56%	15
2	Ahold USA, Inc.	$8,406,000		2.26%	571,000		3.14%	11
3	TJX Companies	$7,029,000		1.89%	540,000		2.97%	15
4	Safeway, Inc.	$6,751,000		1.81%	481,000		2.65%	9
5	Gap, Inc.	$6,438,000		1.73%	220,000		1.21%	11
6	CVS Corporation	$6,219,000		1.67%	205,000		1.13%	18
7	Barnes & Noble, Inc.	$4,725,000		1.27%	201,000		1.11%	8
8	OPNET Technologies, Inc.	$3,754,000		1.01%	83,000		0.46%	2
9	Staples, Inc.	$3,479,000		0.93%	187,000		1.03%	9
10	Best Buy Stores, L.P.	$3,459,000		0.93%	99,000		0.54%	3
11	DSW, Inc	$3,263,000		0.88%	125,000		0.69%	5
12	Supervalu Inc.(Acme/Sav-A- Lot/Star Mkt/Shoppers Food)	$3,227,000		0.87%	338,000		1.86%	7
13	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,200,000		0.86%	73,000		0.40%	16
14	L.A. Fitness International LLC	$3,061,000		0.82%	178,000		0.98%	4
15	Home Depot, Inc.	$2,832,000		0.76%	335,000		1.84%	4
16	Ross Stores, Inc.	$2,810,000		0.75%	149,000		0.82%	5
17	Kohl’s Corporation	$2,793,000		0.75%	322,000		1.77%	3
18	Wakefern Food Corporation	$2,783,000		0.75%	136,000		0.75%	2
19	Bank of America, N.A.	$2,673,000		0.72%	64,000		0.35%	19
20	Great Atlantic & Pacific Tea Co	$2,517,000		0.68%	217,000		1.19%	4
21	Container Store, Inc.	$2,496,000		0.67%	52,000		0.29%	2
22	A.C. Moore, Inc.	$2,483,000		0.67%	141,000		0.78%	6
23	AMC Entertainment Inc.	$2,378,000		0.64%	166,000		0.91%	4
24	Dollar Tree Stores, Inc.	$2,357,000		0.63%	158,000		0.87%	14
25	PETsMART, Inc.	$2,317,000		0.62%	130,000		0.72%	5

	Totals - Top 25 Tenants	$101,201,000		27.19%	5,818,000		32.02%	201

	Total: (1)	$372,476,000	(2)		18,168,000	(3)		2,430

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of June 30, 2009.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

June 30, 2009

	2009 Guidance
	(Dollars in millions except per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income attributable to the Trust	$93	$96
Gain on sale of real estate	(1)	(1)
Depreciation and amortization of real estate & real estate partnership assets	105	105
Amortization of initial direct costs of leases	9	9

Funds from operations	206	209
Dividends on preferred stock	(1)	(1)
Income attributable to operating partnerships units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	206	209
Litigation provision (2)	21	21

FFO excluding litigation provision	$227	$230

Weighted average number of common shares, diluted	59.4	59.4

FFO per diluted share	$3.47	$3.52
Litigation provision (2)	0.35	0.35

FFO per diluted share excluding litigation provision	$3.82	$3.87

Notes:

(1)	Individual items may not add up to total due to rounding.
(2)	Amount represents a charge for litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and appeal process.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

June 30, 2009

CONSOLIDATED INCOME STATEMENTS

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Revenues
Rental income	$4,790	$4,760	$9,455	$9,377
Other property income	18	46	41	109

	4,808	4,806	9,496	9,486
Expenses
Rental	806	671	1,912	1,545
Real estate taxes	522	495	1,072	960
Depreciation and amortization	1,215	1,192	2,486	2,377

	2,543	2,358	5,470	4,882

Operating income	2,265	2,448	4,026	4,604
Interest expense	(1,132)	(1,135)	(2,265)	(2,270)

Net income	$1,133	$1,313	$1,761	$2,334

CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(in thousands)
ASSETS
Real estate, at cost	$202,781	$202,519
Less accumulated depreciation and amortization	(16,988)	(14,609)

Net real estate	185,793	187,910
Cash and cash equivalents	3,149	2,604
Other assets	6,014	7,066

TOTAL ASSETS	$194,956	$197,580

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$81,274	$81,365
Other liabilities	6,543	7,363

Total liabilities	87,817	88,728
Partners’ capital	107,139	108,852

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$194,956	$197,580

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

June 30, 2009

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of June 30, 2009		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	12,989
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

	Total Fixed Rate Debt			$81,274

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2009	$94	$23,400	$23,494	28.9%	28.9%
2010	196	—	196	0.2%	29.1%
2011	208	—	208	0.3%	29.4%
2012	220	—	220	0.3%	29.7%
2013	233	—	233	0.3%	30.0%
2014	142	22,396	22,538	27.7%	57.7%
2015	—	—	—	0.0%	57.7%
2016	—	34,385	34,385	42.3%	100.0%

Total	$1,093	$80,181	$81,274	100.0%

Notes:
(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

June 30, 2009

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,059	$20,785	100,000	90%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,837		279,000	99%	73,000	Giant Food	TJ Maxx /Ross/ Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,175	12,989	96,000	93%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		121,071		475,000	96%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,983	13,600	106,000	99%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,983		106,000	99%
New England
Atlantic Plaza	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	16,521	10,500	124,000	96%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	22,202	11,000	116,000	95%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	23,004	12,400	129,000	96%	38,000	Foodmaster	Marshalls

	Total New England		61,727		369,000	96%

Grand Totals			$202,781	$81,274	950,000	96%

Note:
(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss attributable to the Trust plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA to net income attributable to the Trust for the three and six months ended June 30, 2009 and 2008 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Net income attributable to the Trust	$28,417	$28,974	$38,901	$58,960
Depreciation and amortization	29,633	27,795	58,225	53,195
Interest expense	25,830	24,476	49,413	48,829
Early extinguishment of senior notes	982	—	968	—
Other interest income	(260)	(209)	(350)	(550)

EBITDA	84,602	81,036	147,157	160,434
Gain on sale of real estate	(383)	—	(1,298)	—

Adjusted EBITDA	$84,219	$81,036	$145,859	$160,434

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.